As filed with the Securities and Exchange Commission on November 15, 2000
                                          Registration Statement No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                           ---------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                        PENN TREATY AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)

          Pennsylvania               6312                   23-1664166
        (State or other        (Primary Standard          (IRS Employer
         jurisdiction of     Industrial Identification    Identification
        incorporation or       Classification Code)          Number)
          organization)

                               3440 Lehigh Street
                          Allentown, Pennsylvania 18103
                                 (610) 965-2222
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      Irving Levit, Chairman of the Board,
                      President and Chief Executive Officer
                        Penn Treaty American Corporation
                               3440 Lehigh Street
                          Allentown, Pennsylvania 18103
                                 (610) 965-2222
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ---------------------------

                                   Copies to:

                            Justin P. Klein, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                        Philadelphia, Pennsylvania 19103
                                 (215) 665-8500

         Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the  securities  being  registered  on this  Form  are  being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE
=======================================================================
        Title of each class             Proposed maximum    Amount of
           of securities               aggregate offering  registration
         to be registered                   price (1)          fee
-----------------------------------    ------------------  ------------
Senior Debt Securities and
Subordinated Debt Securities
-----------------------------------    ------------------  ------------
Preferred Stock, $1.00 par value
-----------------------------------    ------------------  ------------
Common Stock, $.10 par value
-----------------------------------    ------------------  ------------
Warrants
-----------------------------------    ------------------  ------------
Total                                     $75,000,000        $ 19,800
===================================    ==================  ============
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and exclusive of accrued interest and dividends, if any.

                         ------------------------------

       The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

       The prospectus included in this registration statement relates to the securities registered pursuant to this Form S-3.

                 Subject to Completion, dated November 15, 2000
Prospectus

[PENN TREATY LOGO]

PENN TREATY AMERICAN CORPORATION
3440 Lehigh Street
Allentown, Pennsylvania 18103
(610) 965-2222

                                   $75,000,000

                              Penn Treaty American
                                   Corporation

                                 Debt Securities
                                 Preferred Stock
                                  Common Stock
                                    Warrants

     Penn Treaty American Corporation has listed its shares of common stock on the New York Stock Exchange under the symbol "PTA".

                        --------------------------------

         We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

         You should also carefully consider the risk factors relating to these securities that we describe starting on page 1 of this prospectus.

                        --------------------------------

         This prospectus may not be used to consummate sales of the securities offered by this prospectus unless accompanied by a prospectus supplement.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these shares nor passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                  This prospectus is dated November 15 , 2000.

Penn Treaty is a holding company that controls insurance company subsidiaries domiciled in Pennsylvania, New York and Bermuda. The insurance laws and regulations of each of Pennsylvania and New York provide, among other things, that without the consent of the insurance commissioner of that state, no person may acquire control of us and that any person possessing 10% or more of the aggregate voting power of our common stock (including shares that may be issued if all convertible securities are converted) will be presumed to have acquired control unless each insurance commissioner, upon application, has determined otherwise.

                                Table of Contents


                                                               Page
                                                               ----

Risk Factors                                                     1

Where You Can Find More Information                              4

Summary                                                          5

         Penn Treaty                                             5

Use of Proceeds                                                  7

Ratio of Earnings To Fixed Charges                               7

Description of the Securities To Be Offered                      7

         Description of Our Senior Debt Securities
            and Subordinated Debt Securities                     8
         Description of Capital Stock                           20
         Description of Warrants                                28

Plan of Distribution                                            29

Legal Matters                                                   30

Experts                                                         30

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to invest in any of our securities.

     We would suffer a financial loss if actual losses and expenses are greater than the reserves.

     Our  reserves  for losses and expenses  are  estimates  for actual,  future reported and unreported claims and expenses. We compute the amount of these reserves based on facts and circumstances known at the time the reserves are established. In establishing these reserves, we use historical claims information, industry statistics and other factors. We would suffer a financial loss if our reserves are not sufficient to cover our actual losses and expenses.

     We may have to reduce or refund premiums on new products if loss ratios are too low and may suffer financial loss if loss ratios are too high.

     We are subject to a greater risk for new insurance products because we cannot estimate policy claims as well for new products. If as a result of actual claims, we do not meet state mandated loss ratios for a new product, state insurance regulators may require us to reduce or refund the premiums on these new products. Because of our relatively limited claims experience with newer product areas and the introduction of existing products in new markets, we may also incur higher than expected loss ratios. In response to these higher than expected loss ratios, we may increase our reserve levels for these new products. If we fail to anticipate the need for reserve increases, we may suffer a financial loss because the reserves may not be adequate to cover the actual losses.

     We may recognize a disproportionate amount of policy costs in one financial reporting period if our estimate for the life of a policy is inaccurate or if policies are terminated early.

     In our sale of insurance policies, we recognize the policy acquisition costs over the life of the policy. These costs include all expenses that are directly related to and vary with the acquisition of the policy, including commission, underwriting and other expenses. We use actuarial assumptions to determine the time period over which to spread these policy costs. If these actuarial assumptions are inaccurate, we would recognize a disproportionate amount of these expenses at one time which would negatively affect our results of operations for that period. In addition, these acquisition costs cannot be spread over time if either we or the insured party terminates the policy early. In that case, we would recognize the remaining costs in one lump sum at the time of termination.

     If any of the policies we offer are not in compliance with state minimum statutory loss ratios, we may have to reduce or refund premiums.

     We are licensed by a number of states to do business as an insurance company in those states. These states may change the minimum mandated statutory loss ratios required for insurance companies, like ours, to maintain. These state regulations also mandate the manner in which insurance companies, like ours, may compute these ratios and the manner in which the states measure and enforce compliance with these ratios. We are unable to predict the impact of:

          o any changes in the mandatory statutory loss ratios for individual or group long-term care policies;

          o any changes in the minimum loss ratios for individual or group long-term care or Medicare supplement policies; or

          o any change in the manner in which these minimums are computed or enforced in the future.

     If we offer policies which are not in compliance with state minimum statutory loss ratios, state regulators may require us to reduce or refund premiums.

     If governmental authorities change the regulations applicable to the insurance industry, we may have to reduce premiums.

     We, as an insurance company, are subject to stringent state governmental requirements including:

          o    licensure;

          o    benefit structure;

          o    payment of dividends;

          o    settlement of claims;

          o    capital levels;

          o    premium increases; and

          o    transfer of control of insurers.

     The   applicable   governmental   authority   may  change  these  laws  and
regulations, including any of the following changes:

          o    rate rollback legislation;

          o    legislation to control premiums; and

          o policy terminations and other policy terms, including premium levels.

     Any of these changes may affect the amount we may charge for insurance premiums. Because insurance premiums are our primary source of income, our income may be negatively affected by any of these changes.

     In addition, from time to time, our income may be affected by significant federal and state legislative developments in long-term care and Medicare coverage. Among the proposals currently pending in the United States Congress that may affect our income are the implementation of minimum consumer protection standards for inclusion in all long-term care policies, including:

          o    guaranteed premium rates;

          o    protection against inflation;

          o    limitations on waiting periods for pre-existing conditions;

          o prohibiting "high pressure" sales tactics for long-term care insurance;

          o    guaranteed   consumer  access  to  information   about  insurers,
               including lapse and replacement rates for policies and the percentage of claims our insurance company have denied; and

          o permitting premiums paid for long-term care insurance to be treated as deductible medical expenses, with the amount of the deduction increasing with the age of the taxpayer.

     Because our competitors have greater resources and larger networks of agents and higher ratings, we may not be able to compete successfully.

     We sell our products in highly competitive markets. We compete with large national and smaller regional insurers, as well as specialty insurers. Many insurers are larger, have greater resources, larger networks of agents and higher ratings than us. In addition, we are also subject to competition from other insurers with better breadth, flexibility of coverage and pricing. In addition, we may be subject, from time to time, to new competition resulting from changes in Medicare benefits, as well as from additional private insurance carriers introducing products similar to those offered by us. In addition, we compete with other insurance companies for producing agents to market and sell our products.

     Over the past three fiscal years,  more than half of our premiums were from
sales  of  policies  in  Florida  and  Pennsylvania.   Our  ability  to  compete
successfully may suffer from competitive changes in these markets.

     We may not be able to compete successfully if we cannot recruit and retain insurance agents.

     We continuously recruit and train independent agents to market and sell our products. We may not be able to continue to attract and retain independent agents to sell our products. We also engage marketing general agents from time to time to recruit independent agents and develop networks of agents in various states. Our business and ability to compete may suffer from the inability to recruit and retain insurance agents and from the loss of services provided by our marketing agents.

     We are liable to policyholders if any of our reinsurance agreements are ineffective or exceed anticipated levels.

     We obtain reinsurance from unaffiliated reinsurers on some of our policies to:

          o    increase the number and size of the  policies we may  underwrite;
               and

          o    reduce the risk to which we are exposed.

     If a third party insurer becomes insolvent or otherwise fails to honor its obligations to us under any of our reinsurance agreements, we remain fully liable to the policyholder.

     We also act as reinsurer on some in-force policies which we have acquired from unrelated insurance companies. We may have increased liability with respect to these reinsurance policies if actual losses on these policies exceed levels anticipated by us.

     If senior citizens are not able to afford our policies, our income may decrease.

     Our insurance products are designed primarily for sale to persons age 65 and over. Many of these persons live on fixed incomes and, as a result, are highly sensitive to inflation and interest rate fluctuations, which affect their buying power. Senior citizens are less able to afford our products in times of adverse economic conditions and high interest rates. If senior citizens do not purchase our policies, our income may decrease.

     We may expend significant capital to keep pace with developments in the insurance industry and for internal growth.

     The insurance industry may undergo development and change in the future and, accordingly, new products and methods of service may also be introduced. In order to keep pace with any new developments, we may need to expend significant capital to offer new products and to train our employees for these products and services. We may not be successful in developing new products and these capital expenditures may have a material adverse effect on us.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission ("SEC") a registration statement under the Securities Act for senior debt securities, subordinated debt securities, preferred stock, common stock, and warrants. This prospectus, which is part of the registration statement, omits information from the registration statement and its exhibits and schedules. We file annual, quarterly and special reports, proxy statements and other information with the SEC which you may read and copy at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, 75 Park Place, New York, New York 10007 and 219 South Dearborn Street, Chicago, Illinois 60604. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You can also obtain copies of our filings with the SEC over the Internet at the SEC's web site at http://www.sec.gov. Our common stock is listed on the NYSE and, as a result, we also file reports, proxy statements and other information with the NYSE.

     The SEC allows us to "incorporate by reference" the information that we file, which means that we can disclose important information by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically supersede this information. We incorporate by reference the documents filed with the SEC (File No. 0-15972) listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until this offering is terminated:

          o our Annual Report on Form 10-K for the year ended December 31, 1999;

          o our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

          o    our Current Report on Form 8-K filed April 12, 2000; and

          o the description of our common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating this description.

     We will provide at no cost to each person who receives a copy of this prospectus, upon written or oral request, a copy of any and all of the documents (without exhibits) incorporated by reference in this prospectus. You should request copies from: Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, Pennsylvania 18103, Attention: Cameron B. Waite, Chief Financial Officer (telephone number (610) 965-2222).


                                     SUMMARY

     This summary calls your attention to selected information about us and our business, but may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus or incorporated herein by reference. In this prospectus, we frequently use the terms "we" and "our" to refer to Penn Treaty American Corporation and our subsidiaries.

The Company

     We are one of the leading providers of long-term nursing home care and home health care insurance. We market our products primarily to persons age 65 and over through independent insurance agents and underwrite our policies through three subsidiaries, Penn Treaty Network America Insurance Company, American Network Insurance Company and American Independent Network Insurance Company of New York. Our principal products are individual fixed, defined benefit accident and health insurance policies covering long-term skilled, intermediate and custodial nursing home care and home health care. We design our policies to make the administration of claims simple, quick and sensitive to the needs of our policyholders. As of December 31, 1999, long-term nursing home care and home health care policies accounted for approximately 95% of our total annualized premiums in-force.

     We introduced our first long-term nursing home care insurance product in 1972 and our first home health care product in 1987. In late 1994, we introduced our Independent Living (SM) policy which provides coverage over the full term of the policy for home care services furnished by an unlicensed homemaker or companion as well as a licensed care provider. In late 1996 and throughout 1997, we began the introduction of our Personal Freedom policies, which provide comprehensive coverage for nursing home and home health care. In late 1996, we also introduced our Assisted Living policy, which, as a nursing home plan, provides enhanced benefits and includes a home health care rider. During 1998, we developed our Secured Risk Nursing Facility and Post Acute Recover Plans, which provide limited benefits to higher risk applicants. Insureds may tailor their policies and include an automatic annual benefit increase, benefits for adult day-care centers and a return of premium benefit. We also market and sell life, disability, Medicare supplement and other hospital care insurance products.

     Our objective is to strengthen our position as a leader in providing long-term care insurance to senior citizens. To meet this objective and to continue to increase profitability, we are implementing the following strategies:

          o developing and qualifying new products with state insurance regulatory authorities;

          o    increasing   the  size  and   productivity   of  our  network  of
               independent agents;

          o seeking to acquire complementary insurance companies and blocks of in-force policies underwritten by other insurance companies;

          o    introducing existing products in newly licensed states;

          o utilizing internet strategies for the marketing and underwriting of our products; and

          o entering marketing and administration agreements with third parties.

     The shift in the population towards individuals over age 55 represents significant opportunities for the long-term care insurance market as these individuals begin to focus on their long-term care needs. According to a 1996 report by the U.S. Census Bureau, there are projected to be 39.7 million individuals over age 65 and 75.1 million individuals over age 55 by 2010, as compared to 1980 when there were 25.5 million individuals over age 65 and 47.3 million individuals over age 55. Trends in life expectancy of the United States population also support the projected growth in long-term care insurance. According to a 1999 report by the U.S. National Center for Life Statistics, life expectancy has been increasing and is expected to increase to 77.4 years by 2010 from a current level of 76.4 years. At the same time, life expectancy among individuals over age 65 has been steadily improving, which has resulted in people living longer, healthy lives. Overall, we expect these trends to generate awareness and demand for long-term care insurance while providing some assurances that claim costs will not increase more than anticipated.

     The rising cost of nursing and home health care further supports the potential for long-term care insurance as a means to pay for such services. According to a 1998 report by the U.S. Healthcare Financing Administration, the combined cost of home health care and nursing home care was $20.0 billion in 1980. By 1996, this cost had risen to $108.7 billion. In addition, recent legislative changes have continued to encourage individuals to use private insurance for long-term care needs through the implementation of tax incentives at both the national and state levels.

     We believe that one of the principal methods of supporting our growth is increasing the number of agents licensed to sell our products. We attract and retain agents through competitive compensation arrangements, timely payment of claims and a history of satisfied customers. Through seminars and lectures, we train and educate our agents about our products and our operations, including our rigorous underwriting procedures, in order to increase our agents' productivity. In 2000, our policies were marketed through approximately 10,000 producing agents.

     We are currently licensed to market products in 50 states and the District of Columbia. Although not all of our products are currently eligible for sale in all of these jurisdictions, we actively seek to expand the regions where we sell our products. Our business is generated primarily in Florida, California, Pennsylvania, Virginia, Illinois, and Arizona.

     Our principal executive offices are located at 3440 Lehigh Street, Allentown, Pennsylvania 18103, and our telephone number is (610) 965-2222.

                                 USE OF PROCEEDS

     Unless otherwise indicated in a supplement or supplements to this prospectus, the net proceeds we receive from the sale of the securities offered by this prospectus are expected to be used for general corporate purposes and as statutory surplus to our subsidiary insurers. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described in that supplement.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following are our consolidated ratios of earnings to fixed charges for each of the periods indicated:

                        Six Months
                           Ended
                       June 30, 2000             Years Ended December 31,
                                         -------------------------------------
                        (unaudited)      1999    1998    1997    1996    1995
                       -------------     ----    ----    ----    ----    ----

Ratio of earnings
to fixed charges           7.0x          7.1x    8.3x    3.1x    24.5x   34.3x
---------------------

     The ratio of earnings to combined fixed charges and preferred stock dividends for the identified periods are identical to the ratios of earnings to fixed charges in the table because we had no issued and outstanding preferred stock in any of such periods.

     We determined the earnings in the calculation of the ratio of earnings to fixed charges by increasing income before federal income taxes by an amount equal to fixed charges. Fixed charges consist of interest expense on borrowings (including capitalized interest) and one-third (the proportion deemed representative of the interest portion) of rent expense.

                   DESCRIPTION OF THE SECURITIES TO BE OFFERED

     We may offer and sell from time to time (i) our unsecured senior debt securities or unsecured subordinated debt securities, consisting of notes or other evidences of indebtedness, (ii) shares of our common stock, $.10 par value, (iii) shares of our series preferred stock, $1.00 par value or (iv) warrants to purchase Senior Debt Securities, Subordinated Debt Securities,

Common Stock or Preferred Stock. We may offer these securities in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a prospectus supplement. We may sell these securities for U.S. dollars, foreign denominated currency or currency units. Amounts payable with respect to any such securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units.

     The securities offered by this prospectus may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all the securities offered by this prospectus will be limited to $75,000,000. Specific terms of the securities offered by this prospectus will be set forth in an accompanying prospectus supplement or supplements at the time of that offering, together with the net proceeds from their sale.


Description of our Senior Debt Securities and Subordinated Debt Securities

     Our Senior Debt Securities and Subordinated Debt Securities (collectively, "Debt Securities"), consisting of notes or other evidences of indebtedness, may be issued from time to time under in one or more series, in the case of Senior Debt Securities, under a Senior Debt Indenture (the "Senior Debt Indenture") between us and the named trustee, which we anticipate to be First Union National Bank, and in the case of Subordinated Debt Securities under a Subordinated Debt Indenture (the "Subordinated Debt Indenture") between us and the named trustee, which we anticipate to be First Union National Bank. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes referred to in this prospectus individually as an "Indenture" and together as the "Indentures." First Union National Bank, in its capacity as the anticipated trustee under the Indentures, is referred to hereinafter as "indenture trustee".

     Each of the Indentures shall be included as an exhibit to the relevant prospectus supplement pursuant to which the respective Debt Securities are offered. The following description summarizes the material terms of the Indentures and Debt Securities and is qualified in its entirety by reference to the detailed provisions of the Debt Securities and the Indentures, which will contain the full text of these provisions and other information regarding the Debt Securities, including definitions of some of the terms used in this prospectus. Wherever particular sections are defined or defined terms of the Indentures are referred to, these sections or defined terms are incorporated herein by reference as part of the statement made and the statement is qualified in its entirety by such reference.

     The Indentures will be substantially identical except for provisions relating to subordination.

General

     The Indentures will not limit the aggregate principal amount of Debt Securities that may be issued will and provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars, foreign currencies or currency units.

     The specific terms of a series of Debt Securities will be established in or pursuant to a resolution of our Board of Directors or in one or more indentures supplemental to an Indenture (each, an "Indenture Supplement"). Pursuant to the Indentures, we will be able to establish different rights with respect to each series of Debt Securities issued under such Indentures, including, pursuant to an Indenture Supplement, different covenants and events of default.

     The applicable prospectus supplement will provide information regarding the specific terms of the Debt Securities, including: (i) the classification as senior or subordinated Debt Securities and the specific title and designation, aggregate principal amount (including any limit thereon), purchase price and denominations of those Debt Securities; (ii) currency in which principal of, premium, if any, on and/or any interest on those Debt Securities will or may be payable; (iii) the date or dates on which the principal of those Debt Securities is payable or the method of determining the same, if applicable; (iv) the rate or rates (which may be fixed or variable) at which those Debt Securities will bear interest, if any, or the method of determining interest payment dates, if applicable; (v) the date or dates from which such interest, if any, will accrue or the method of determining interest payments dates, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on those Debt Securities;
(vi) the place or places where the principal of and premium, if any, on and interest on the Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) whether those Debt Securities are convertible into or exchangeable for our common stock or other securities or rights of us or other issuers and, if so, the applicable conversion or exchange terms and conditions; (ix) whether the Debt Securities will be issuable in registered form ("Registered Debt Securities") or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the place of payment of any principal of and premium, if any, on and interest on those Bearer Debt Securities, to the exchange of one form for another and to the offer, sale and delivery of those Bearer Debt Securities (except that under current United States federal income tax law, Registered Debt Securities will not be exchangeable into Bearer Debt Securities); (x) any applicable material United States federal income tax consequences, including those related to the Debt Securities issued at a discount below their stated principal amount; (xi) the proposed listing; if any, of the Debt Securities on any securities exchange or market; and (xii) any other specific terms pertaining to the Debt Securities, whether in addition to, or modification or deletion of, the terms described herein.

     Unless otherwise specified in a prospectus supplement, Registered Debt Securities will be issued only in denominations of U.S. $1,000 and any integral multiple thereof.

     Debt Securities will bear interest, if any, at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any discounted Debt Securities or to Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant prospectus supplement.

Registration and Transfer

     Debt Securities may be presented for exchange and Registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions described in the applicable prospectus supplement. These services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations described in the applicable prospectus supplement. Bearer Debt Securities and the related coupons, if any, will be transferable by delivery.

Global Debt Securities

     Registered Debt Securities of a series may be issued in the form of one or more global securities (a "Global Security") that will be deposited with, or on behalf of, a depositary (a "Depositary") or with a nominee for a Depositary identified in the prospectus supplement relating to that series. In that case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Registered Debt Securities of the series to be represented by the Global Security or Securities. Unless and until it is exchanged in whole for Registered Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for the Global Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

     Bearer Debt Securities of a series may also be issued in the form of one or more Global Securities (a "Bearer Global Security") that will be deposited with a Depositary for Euroclear System and Cedel Bank, S.A., or with a nominee for the Depositary identified in the prospectus supplement relating to that series. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of Debt Securities in definitive form in exchange for a Bearer Global Security, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the prospectus supplement relating to that series.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the prospectus supplement relating to that series. However, except for Debt Securities issued in foreign currencies, unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company ("DTC") will be the Depositary and the following depositary arrangements will apply.

     DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that, pursuant to procedures established by it, (i) upon deposit of a Global Security representing Debt Securities, DTC will credit the accounts of the designated Participants with the applicable portions of the principal amount of such Debt Securities and (ii) ownership of beneficial interests in a Global Security representing Debt Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests).

     Investors in a Global Security representing Debt Securities may hold their interests therein directly through DTC if they are Indirect Participants or indirectly through organizations that are Indirect Participants. All beneficial interests in a Global Security representing Debt Securities will be subject to procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery of securities that they own in definitive form. Consequently, the ability to transfer beneficial interests in a Global Security representing Debt Securities to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Security representing Debt Securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Payments in respect of a Global Security representing Debt Securities will be payable in same-day funds by the indenture trustee to Cede & Co. as nominee of DTC in its capacity as the holder thereof under the applicable Indenture. Under the terms of each Indenture, the indenture trustee will treat the persons in whose names Debt Securities, including a Global Security representing Debt Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the indenture trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial interests in a Global Security representing Debt Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial interests in a Global Security representing Debt Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities, such as a Global Security representing Debt Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Security representing Debt Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be our responsibility or the responsibility of DTC or the indenture trustee. Neither we nor the indenture trustee will be liable for any delay by DTC or any of its Participants in identifying the owners of beneficial interests in a Global Security representing Debt Securities, and we and the indenture trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Beneficial interests in a Global Security representing Debt Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC, the Participants and the Indirect Participants.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect
Participants to beneficial owners, and vice versa, will be governed by arrangements among them, subject to statutory or regulatory requirements as may be in effect from time to time. Neither we nor the indenture trustee will have any responsibility or liability with respect thereto.

     Prior to any redemption of Debt Securities covered by a Global Security, we will provide DTC with notices of redemption containing all information required by DTC's rules and procedures. Such notices will be provided to DTC for distribution to Participants within the time periods established by DTC. If less than the entire principal amount of Subordinated Debt Securities of a series represented by a Global Security is to be redeemed, DTC's practice is to determine by lot the amount of the interest of each Participant to be redeemed.

     DTC has advised us that it will take any action permitted to be taken by a holder of Debt Securities only at the direction of one or more Participants to whose account with DTC interests in a Global Security representing Debt Securities are credited and only in respect of such portion of the principal amount of Debt Securities as to which such Participant or Participants has or have given such direction.

     The foregoing information concerning DTC and its book-entry system has been obtained from sources that we and the indenture trustee believe to be reliable, but neither we nor the indenture trustee takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of beneficial interests in a Global Security representing Debt Securities among Participants in DTC, it is under no obligation to follow or to continue to follow such procedures, and such procedures may be discontinued at any time. Neither we nor the indenture trustee will have any responsibility for the performance by DTC, the Participants or the Indirect Participants of their
respective   obligations   under  the  rules  and  procedures   governing  DTC's
operations.

     Under the applicable Indenture, a Global Security representing Debt Securities will be exchangeable for Debt Securities in definitive form if (i) DTC (x) notifies us that it is unwilling or unable to continue as depositary therefor or (y) has ceased to be a clearing agency registered under the Exchange Act, and we thereupon fail to appoint a successor depositary within 90 days,
(ii) we, in our sole discretion, elect to cause the issuance of our Debt Securities in definitive form or (iii) there shall have occurred and be continuing an Event of Default under the applicable Indenture or any event which after notice or lapse of time or both would be an Event of Default under such Indenture.

Ranking

     Senior Debt Securities. Payment of the principal of and premium, if any, on and interest on Senior Debt Securities will rank pari passu with all of our other unsecured and unsubordinated debt.

     Subordinated Debt Securities. Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will, to the extent set forth in the Subordinated Debt Indenture, be subordinated in right of payment to the prior payment in full of all senior indebtedness. Upon any distribution to our creditors in a liquidation or dissolution of us or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding related to us or our property, in an assignment for the benefit of creditors or any marshalling of our assets and liabilities, the holders of all senior indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Subordinated Debt Securities (except that holders of Subordinated Debt Securities may receive securities that are subordinated at least to the same extent as the Subordinated Debt Securities to senior indebtedness and any securities issued in exchange for senior indebtedness).

     We also may not make any payment upon or in respect of the Subordinated Debt Securities (except in Subordinated Debt Securities) and may not acquire from the indenture trustee or the holder of any Subordinated Debt Securities for cash or property (other than securities subordinated to at least the same extent as the Subordinated Debt Securities to (i) senior indebtedness and (ii) any securities issued in exchange for senior indebtedness) until senior indebtedness has been paid in full if (i) a default in the payment of the principal of, premium, if any, or interest on senior indebtedness occurs and is continuing beyond any applicable period of grace, or (ii) any other default occurs and is continuing with respect to senior indebtedness that permits holders of the senior indebtedness as to which that default relates to accelerate its maturity and the indenture trustee receives a notice of that default (a "Payment Blockage Notice") from the representative or representatives of holders of at least a majority of principal amount of senior indebtedness then outstanding. Payments on the Subordinated Debt Securities may be resumed (i) in the case of a payment default, upon the date on which that default is cured or waived, or (ii) in the case of a default other than a non-payment default, the number of days after the date on which the applicable Payment Blockage Notice is received as provided in the relevant prospectus supplement unless the maturity of any senior indebtedness has been accelerated. No new period of payment blockage may be commenced within 360 days after the receipt by the indenture trustee of any prior Payment Blockage Notice. No default, other than a nonpayment default, that existed or was continuing on the date of delivery of any Payment Blockage Notice to the indenture trustee will be, or be made, the basis for a subsequent Payment Blockage Notice, unless that default has been cured or waived for a period of not less than the number of days set forth in the relevant prospectus supplement.

     The term "senior indebtedness," with respect to the Subordinated Debt Securities, means the principal of, premium, if any, on and interest on, and any fees, costs, expenses and any other amounts (including indemnity payments) related to the following, whether outstanding on the date of the Subordinated Debt Indenture or thereafter incurred or created: (i) our indebtedness, matured or unmatured, whether or not contingent, for money borrowed evidenced by notes or other written obligations, (ii) any interest rate contract, interest rate swap agreement or other similar agreement or arrangement designed to protect us or any of our subsidiaries against fluctuations in interest rates, (iii) our indebtedness, matured or unmatured, whether or not contingent, evidenced by notes, debentures, bonds or similar instruments or letters of credit (or reimbursement agreements in respect thereof) including indebtedness under any outstanding Senior Debt Securities, (iv) our obligations as lessee under capitalized leases and under leases of property made as part of any sale and leaseback transactions, (v) indebtedness of others of any of the kinds described in the preceding clauses (i) through (iv) assumed or guaranteed by us and (vi) renewals, extensions, modifications, amendments and refundings of, and indebtedness or obligations of the kinds described in the preceding clauses (i) through (iv), unless the agreement pursuant to which any such indebtedness described in clauses (i) through (iv) is created, issued, assumed or guaranteed expressly provides that the indebtedness is not senior or superior in right of payment to the Subordinated Debt Securities. The following will not constitute senior indebtedness: (i) any of our indebtedness or obligations in respect of the Subordinated Debt Securities; (ii) any of our indebtedness to any of our subsidiaries or other affiliates; (iii) any indebtedness that is subordinated or junior in any respect to any of our other indebtedness other than senior indebtedness; and (iv) any indebtedness incurred for the purchase of goods or materials in the ordinary course of business.


     In the event that the indenture trustee or any holder receives any payment of principal or interest with respect to the Subordinated Debt Securities at a time when payment is prohibited under the Subordinated Debt Indenture, the payment shall be held in trust for the benefit of, and immediately be paid over and delivered to, the holders of senior indebtedness or their representative as their respective interests may appear. After all senior indebtedness is paid in full and until the Subordinated Debt Securities are paid in full, holders will be subrogated (equally and ratably with all other indebtedness pari passu with the Subordinated Debt Securities) to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness to the extent that distributions otherwise payable to the holders have been applied to the payment of senior indebtedness.

     In addition, because our operations are conducted primarily through our subsidiaries, claims of holders of indebtedness of our subsidiaries, as well as claims of regulators and creditors of our subsidiaries, will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors including holders of the Subordinated Debt Securities. The Subordinated Debt Indenture will not limit the amount of additional indebtedness which any of our subsidiaries can create, incur, assume or guarantee.

     Because of these subordination provisions, in the event of our liquidation or insolvency or the liquidation or insolvency of any of our subsidiaries, holders of Subordinated Debt Securities may recover less, ratably, than the holders of senior indebtedness.

Payment and Paying Agents

     Unless otherwise indicated in the relevant prospectus supplement, payment of principal of and premium, if any, on and interest on Debt Securities will be made at the office of the indenture trustee in the City of Philadelphia or at the office of any other paying agent or paying agents as we may designate from time to time, except that at our option, payment of any interest may be made, except in the case of a Global Security representing Debt Securities, by (i) check mailed to the address of the person appearing in the applicable securities register or (ii) transfer to an account maintained by the person as specified in the securities register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Debt Securities will be made to the person in whose name those Debt Securities are registered at the close of business on the record date for interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, we will at all times be required to maintain a paying agent in each place of payment for Debt Securities.

     Any moneys deposited with the indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and premiums, if any, on or interest on any Debt Securities and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at our request, be paid to us and the holder of Debt Securities shall thereafter look, as a general unsecured creditor, only to us for payment.

Conversion Rights

     The terms and conditions, if any, on which Debt Securities are convertible into or exchangeable for our common stock or our other securities will be set forth in the prospectus supplement. These terms will include the conversion or exchange price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at our option or the option of the holder, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of Debt Securities.

Merger, Consolidation and Sale of Assets

     Each Indenture will prohibit us from consolidating with or merging with or into, or conveying, transferring or leasing all or substantially all our assets (determined on a consolidated basis), to any person unless: (i) either we are the successor company which results or survives or the successor company is a person organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the successor company (if not us) expressly assumes by a supplemental indenture, executed and delivered to the indenture trustee, in form satisfactory to the indenture trustee, all of our obligations under the applicable Indenture and Debt Securities, including the conversion rights described in any prospectus supplement, (ii) immediately after giving effect to the transaction, no event of default has happened and is continuing and (iii) we deliver to the indenture trustee an officers' certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture (if any) comply with the applicable Indenture.

Change of Control

     Upon the occurrence of a change of control, each holder of Debt Securities will have the right to require that we repurchase that holder's Debt Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to the principal amount thereof, together with accrued and unpaid interest to the date of purchase, pursuant to an offer (the "change of control offer") made in accordance with the procedures described below and the other provisions in the applicable Indenture.

     The term  "change of  control"  means an event or series of events in which
(i) any "person" or "group (as these terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires "beneficial ownership" (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of our total voting stock (as defined below) at an Acquisition
Price (as defined below) less than the conversion price then in effect with respect to Debt Securities and (ii) the holders of the common stock receive consideration which is not all or substantially all common stock that is (or upon consummation of or immediately following these event or events will be) listed on a United States national securities exchange or approved for quotation on the Nasdaq Stock Market or any similar United States system of automated dissemination of quotations of securities' prices; provided, however, that any person or group will not be deemed to be the beneficial owner of, or to beneficially own, any voting stock tendered in a tender offer until the tendered voting stock is accepted for purchase under the tender offer. The term " voting stock" means stock of the class or classes pursuant to which the holders have the general voting power under ordinary circumstances to elect at least a majority of the board of directors.

     Within 30 days following any change of control, we shall send by first-class mail, postage prepaid, to the indenture trustee and to each holder of Debt Securities, at the holder's address appearing in the securities register, a notice stating, among other things, that a change of control has occurred, the purchase price, the purchase date, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, and certain other procedures that a holder of Subordinated Debt Securities must follow to accept a change of control offer or to withdraw such acceptance.

     We will comply, to the extent applicable, with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act and other securities laws or regulations, to the extent these laws are applicable, in connection with the repurchase of Debt Securities as described above.

     The occurrence of some of the events that would constitute a change of control may constitute a default under our mortgage. Our future indebtedness may contain prohibitions of some events which would constitute a change of control or require us to offer to repurchase such indebtedness upon a change of control. Moreover, the exercise by the holders of Debt Securities of their right to require us to purchase Debt Securities could cause a default under such indebtedness, even if the change of control itself does not, due to the financial effect of such purchase on us. Finally, our ability to pay cash to holders of Debt Securities upon a purchase may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. Furthermore, the change of control provisions may in certain circumstances make more difficult or discourage a takeover of us and the removal of the incumbent management.

Events of Default and Remedies

     An Event of Default will be defined in each Indenture as being: default in payment of the principal of or premium, if any, on Debt Securities when due at maturity, upon redemption or otherwise, including our failure to purchase Debt Securities when required (whether or not such payment shall be prohibited by the subordination provisions of the applicable Indenture); default for 30 days in payment of any installment of interest on Debt Securities (whether or not such payment shall be prohibited by the subordination provisions of the applicable Indenture); our default for 90 days after notice in the observance or performance of any other covenants in the applicable Indenture; or certain events involving our bankruptcy, insolvency or reorganization. Each Indenture will provide that the indenture trustee may withhold notice to the holders of Debt Securities of any default (except in payment of principal, premium, if any, or interest with respect to Debt Securities) if the indenture trustee, in good faith, considers it in the interest of the holders of Debt Securities to do so.

     Each Indenture will provide that if an Event of Default (other than an Event of Default with respect to certain of our payment obligations or the entering of a judgment against us or any of our subsidiaries involving liabilities of $10,000,000 or more and such judgment has not been vacated, discharged or satisfied within 60 days) shall have occurred and be continuing, unless otherwise provided in a prospectus supplement, the indenture trustee or the holders of not less than 25% in principal amount of Debt Securities then outstanding may declare the principal of and premium, if any, on Debt Securities to be due and payable immediately, but if we shall pay or deposit with the indenture trustee a sum sufficient to pay all matured installments of interest on all Debt Securities and the principal and premiums, if any, on all Debt Securities that have become due other than by acceleration and certain expenses and fees on the indenture trustee and if we shall deem all defaults (except the nonpayment of interest on, premium, if any, and principal of any Debt Securities which shall have become due by acceleration) and certain other conditions are met, such declaration may be canceled and past defaults may be waived by the holders of a majority in principal amount of Debt Securities then outstanding.

     The holders of a majority in principal amount of Debt Securities then outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee, subject to certain limitations that will be specified in the applicable Indenture. The applicable Indenture will provide that, subject to the duty of the indenture trustee following an Event of Default to act with the required standard of care, the indenture trustee will not be under an obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders, unless the indenture trustee receives satisfactory indemnity against any associated costs, liability or expense.

Satisfaction and Discharge; Defeasance

     Each Indenture will cease to be of further effect as to all outstanding Debt Securities (except as to (i) rights of the holders of Debt Securities to receive payments of principal of, premium, if any, and interest on, the Debt Securities, (ii) rights of holders of Debt Securities to convert to common stock, (iii) any right of optional redemption, (iv) any rights of registration of transfer and exchange, (v) substitution of apparently mutilated, defaced, destroyed, lost or stolen Debt Securities, (vi) rights, obligations and immunities of the indenture trustee under the applicable Indenture and (vii) rights of the holders of Debt Securities as beneficiaries of the applicable Indenture with respect to the property so deposited with the indenture trustee payable to all or any of them) if (A) we will have paid or caused to be paid the principal of, premium, if any, and interest on Debt Securities as and when the same will have become due and payable or (B) all outstanding Debt Securities (except lost, stolen or destroyed Debt Securities which have been replaced or paid) have been delivered to the indenture trustee for cancellation or (C) (x) Debt Securities not previously delivered to the indenture trustee for cancellation will have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the indenture trustee upon delivery of notice and
(y) we will have irrevocably deposited with the indenture trustee, the trust funds, cash, in an amount sufficient to pay principal of and interest on the outstanding Debt Securities, to maturity or redemption, as the case may be. Such trust may only be established if such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument pursuant to which we are a party or by which we are bound and we have delivered to the indenture trustee an officers' certificate and an opinion of counsel, each stating that all conditions related to such defeasance have been complied with.

     Each Indenture will also cease to be in effect (except as described in clauses (i) through (vii) in the immediately preceding paragraph) and the indebtedness on all outstanding Debt Securities will be discharged on a specified day set forth in the relevant prospectus supplement after our irrevocable deposit with the indenture trustee in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of Debt Securities of cash, U.S. Government Obligations (as will be defined in the applicable Indenture) or a combination thereof, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the indenture trustee, to pay the principal of, premium, if any, and interest on Debt Securities then outstanding in accordance with the terms of the applicable Indenture and Debt Securities ("legal defeasance"). Such legal defeasance may only be effected if
(i) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound, (ii) we have delivered to the indenture trustee an opinion of counsel stating that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the applicable Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, based thereon, the holders of Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge by us and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred, (iii) we have delivered to the indenture trustee an opinion of counsel to the effect that after the specified day in the relevant prospectus supplement following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (iv) we have delivered to the indenture trustee an officers' certificate and an opinion of counsel stating that all conditions related to the defeasance have been complied with.

     We may also be released from our obligations under the covenants described above under "--Merger, Consolidation and Sale of Assets" with respect to Debt Securities outstanding on the specified day in the relevant prospectus supplement after our irrevocable deposit with the indenture trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of Debt Securities, of cash, U.S. Government Obligations or a combination thereof, in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in written certification thereof delivered to the indenture trustee, to pay the principal of, premium, if any, and interest on Debt Securities then outstanding in accordance with the terms of the applicable Indenture and Debt Securities ("covenant defeasance"). Such covenant defeasance may only be effected if (i) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound, (ii) we have delivered to the indenture trustee an officers' certificate and an opinion of counsel to the effect that the holders of Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance by us and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred, (iii) we have delivered to the indenture trustee an opinion of counsel to the effect that after the specified day in the relevant prospectus supplement following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (iv) we have delivered to the indenture trustee an officers' certificate and an opinion of counsel stating that all conditions relating to the covenant defeasance have been complied with. Following such covenant defeasance, we will no longer be required to comply with the obligations described above under "--Merger, Consolidation and Sale of Assets" and will have no obligation to repurchase Debt Securities.

Modifications of the Indentures

     Each Indenture will contain provisions permitting us and the indenture trustee, with the consent of the holders of not less than a majority in principal amount of Debt Securities at the time outstanding, to modify the applicable Indenture or any supplemental indenture or the rights of the holders of Debt Securities, except that no such modification shall (i) extend the fixed maturity of any Debt Securities, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or premium, if any, thereon, reduce any amount payable upon redemption thereof, change our obligation to repurchase of any Debt Securities upon the happening of a change of control, impair or affect the right of a holder to institute suit for the payment thereof, change the currency in which Debt Securities are payable, modify the subordination provisions of the applicable Indenture in a manner adverse to the holders of Debt Securities or impair the right to convert d Debt Securities into our Common Stock subject to the terms set forth in the applicable Indenture, without the consent of the holder of Debt Securities so affected or (ii) reduce the aforesaid percentage of Debt Securities, without the consent of the holders of all of Debt Securities then outstanding.

Certain Covenants of the Company

     Restrictions on Creation of Secured Debt. We will covenant that, so long as any of Debt Securities remain outstanding, we will not, nor will we permit any of our subsidiaries to issue, assume or guarantee any debt for money borrowed (herein referred to as "debt") if such debt is secured by a mortgage, security interest, pledge, lien or other encumbrance (any of such are hereinafter referred to as a "lien") on any property, or on any shares of stock or indebtedness of any subsidiary (whether such property, shares of stock or indebtedness are now owned or acquired after the date of the applicable Indenture), without, in any such case, effectively providing concurrently with the issuance, assumption of or guarantee of any such debt that Debt Securities (together with, if we shall so determine, any of our other indebtedness of or guarantee ranking equally with Debt Securities issued under the applicable Indenture and then existing or thereafter created) shall be secured equally and ratably with such debt. This restriction, however, shall not apply to debt secured by liens: (i) on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a subsidiary, (ii) on property existing at the time that it is acquired or to secure debt incurred for the purpose of financing the purchase price of such property or improvements or construction on the property, which debt is incurred prior to or within one year after the later of such acquisition, completion of such construction, or the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the lien shall not apply to any property theretofore owned by us or a subsidiary, other than in the case of any such construction or improvement, any theretofore unimproved real improvement, on which the property is constructed, or the improvements are located; (iii) securing debt owed by any of our subsidiaries to us or another subsidiary; (iv) on property of a corporation existing at the time such corporation is merged into or consolidated with us or one of our subsidiaries or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to us or our subsidiaries; (v) existing at the date of the applicable Indenture; or (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (i) through (v) inclusive; provided, however, that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the lien so extended, renewed or replaced (plus improvements on such property).

     Notwithstanding the above, we may, without securing Debt Securities, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that the aggregate amount of debt secured by a lien then outstanding (not including secured debt permitted under the foregoing exceptions) does not exceed 5% of our consolidated shareholders' equity as of the end of the last preceding year.

     Restrictions of Sale and Leaseback Transactions. Each Indenture will restrict us or any of our subsidiaries from entering into sale and leaseback transactions of any property (except for a temporary lease for a term of not more than three years, leases between us and a subsidiary or between subsidiaries, leases previously entered into or leases agreed to by the indenture trustee) unless (i) we or one of our subsidiaries would be entitled to issue, assume or guarantee debt secured by a lien upon the property involved at least equal to the present value (discounted as provided in the applicable Indenture) of the obligation of a lessee for rental payment during the remaining term of any lease ("attributable debt") in respect of such transaction without equally and ratably securing Debt Securities, provided that such attributable debt shall then be deemed for all purposes under the applicable Indenture and the provisions of this covenant to be debt subject to the covenant described above under "--Restrictions on Creation of Secured Debt," or (ii) an amount in cash equal to such attributable debt is applied to the retirement of debt then having a maturity of more than one year.

Governing Law

     The Indentures and Debt Securities will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

Concerning the Indenture Trustee

     We anticipate appointing First Union National Bank, the anticipated indenture trustee, as the paying agent, conversion agent, registrar and custodian with regard to the Subordinated Debt Securities. The indenture trustee and/or its affiliates may in the future provide banking and other services to us in the ordinary course of their respective businesses. First Union National Bank is also the trustee under our Indenture dated as of November 26, 1996.


Description of Capital Stock

     Our authorized capital stock currently consists of 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

     Our Preferred Stock may be issued from time to time in one or more series with such designations, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption and the liquidation preference established by our Board of Directors, without approval of the shareholders, pursuant to the provisions of our Restated and Amended Articles of Incorporation, as amended. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control without further action by our shareholders.

     At November 3, 2000, there were outstanding (i) 7,819,384 shares of Common Stock and (ii) no shares of Preferred Stock.

     The following summary description of our capital stock is qualified in its entirety by reference to our Restated and Amended Articles of Incorporation, as amended and our Amended and Restated By-Laws, copies of which are filed as exhibits to our Registration Statement on Form S-1 (Reg. No. 33-92690) and our Registration Statement on Form S-3 (Reg. No. 333-22125).

Common Stock

Dividends.

     Subject to the rights of the holders of Preferred Stock, our Common Stock holders are entitled to receive dividends and other distributions in cash, stock or property, when, as and if declared by the Board of Directors out of our assets or funds legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

Voting Rights.

     At every meeting of shareholders, every Common Stock holder is entitled to one vote per share. Subject to any voting rights which may be granted to holders of Preferred Stock, any action submitted to shareholders is approved if the number of votes cast in favor of such action exceeds the number of votes required by the provisions of our Articles of Incorporation or by applicable law, subject to applicable quorum requirements. Our Articles of Incorporation require the affirmative vote of at least 67% of the voting power of all of our shareholders with respect to fundamental corporate transactions including mergers, consolidations and sales of all or substantially all assets. Our Bylaws provide for action by written consent.

     Miscellaneous. The holders of Common Stock have no preemptive rights, cumulative voting rights, or conversion rights and the Common Stock is not subject to redemption.

     The transfer agent and registrar with respect to the Common Stock is First Union National Bank.

     All shares of Common Stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of the securities offered by this prospectus, will, when issued, be fully paid and non-assessable. The Common Stock is traded on the New York Stock Exchange under the symbol "PTA."

     Reference is made to the applicable prospectus supplement relating to the Common Stock offered thereby for specific terms, including: (i) the number of shares offered, (ii) the initial offering price, if any, and market price and
(iii) dividend information.

Preferred Stock

     The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any prospectus supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Articles of Incorporation (including any future amendments thereto) and By-Laws (including any future amendments thereto).

General

     Subject to limitations prescribed by Pennsylvania law and our Articles of Incorporation, our Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations, preferences and relative or special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors. The Preferred Stock will, when issued, be fully paid and non-assessable.

     Reference is made to the prospectus supplement relating to the series of Preferred Stock offered thereby for specific terms, including: (i) the series and title, if any, of such Preferred Stock; (ii) the number of shares of such Preferred Stock offered and the liquidation preference per share and the initial offering price, if any, of such Preferred Stock; (iii) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock; (iv) whether dividends on such Preferred Stock shall be cumulative or not and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate; (v) any voting rights granted to the holders of such Preferred Stock or required by law; (vi) the procedures for any auction and remarketing, if any, for such Preferred Stock; (vii) provisions for a sinking fund, if any, for such Preferred Stock; (viii) provisions for redemption, if applicable, of such Preferred Stock; (ix) any listing of such Preferred Stock on any securities exchange; (x) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of such securities or rights, the conversion or exchange price or rate (or manner of calculation thereof) and the conversion or exchange date(s) or period(s); (xi) a discussion of certain material U.S. federal income tax considerations applicable to such Preferred Stock; and (xiii) any other material terms, preferences, rights, limitations or restrictions of such Preferred Stock.

Rank

     Unless otherwise specified in the prospectus supplement, our Preferred Stock will, with respect to (as applicable) dividend rights and rights upon our liquidation, dissolution or winding-up, rank (i) senior to all series of our Common Stock and to all of our equity securities the terms of which provide that such equity securities are subordinated to our Preferred Stock; (ii) on a parity with all of our equity securities other than those referred to in clauses (i) and (iii); and (iii) junior to all of our equity securities which the terms of such Preferred Stock provide will rank senior to it.

Dividends

     Our holders of Preferred Stock of each series shall be entitled to receive, when, as and if declared by our Board of Directors, out of our assets legally available for payment, cash, property or stock dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our Board of Directors.

     Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     If any shares of the Preferred Stock of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on our Preferred Stock of any other series ranking, as to dividends, on parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period or
(ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment for the then current dividend period ((i) and (ii) are hereinafter collectively referred to as "all required dividends are paid"). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon shares of Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends (other than in Common Stock or other stock ranking junior to the Preferred Stock of such series as to dividends and upon our liquidation, dissolution or winding-up) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Stock or any other of our stock ranking junior to or on parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any Common Stock or any of our other capital stock ranking junior to or on parity with the Preferred Stock of such series as to dividends or upon liquidation, dissolution or winding-up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) (except by conversion into or exchange for any of our other stock ranking junior to the Preferred Stock of such series as to dividends and upon our liquidation, dissolution or winding-up).

     Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

Redemption

     If so provided in the applicable prospectus supplement, the shares of Preferred Stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

     The prospectus supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of such Preferred Stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

     Notwithstanding the foregoing, unless provided otherwise for any series of Preferred Stock, unless all required dividends are paid: (i) no shares of the applicable series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed and (ii) we shall not purchase or otherwise acquire directly or indirectly any shares of the applicable series of Preferred Stock (except by conversion into or exchange for our stock ranking junior to the Preferred Stock of such series as to dividends and upon our liquidation, dissolution or winding-up), provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of us, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of our stock ranking junior to such series of Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding-up of us, the holders of each series of Preferred Stock shall be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such series of Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of such series of Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding-up of us, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of such series of Preferred Stock and the corresponding amounts payable on all shares of other series of our stock ranking on a parity with such series of Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding-up of us, then the holders of such class or series of Preferred Stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of shares of such series of Preferred Stock, our remaining assets shall be distributed among the holders of any other series of stock ranking junior to such series of Preferred Stock upon any liquidation, dissolution or winding-up of us, according to their respective rights and preferences and in each case according to their respective number of shares.

     For such purposes, neither the consolidation or merger of us with or into any other company nor the sale, lease, transfer or conveyance of all or substantially all of our property or business shall be deemed to constitute our liquidation, dissolution or winding-up.

Voting Rights

     Holders of such series of Preferred Stock will not have any voting rights, except as set forth below (unless otherwise specified in a prospectus supplement) or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

     Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up or reclassify any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into or exchangeable for, or evidencing the right to purchase, any such shares; or (ii) amend, alter or repeal the provisions of our Articles of Incorporation in respect of such series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

Conversion Rights

     The terms and conditions, if any, upon which shares of any series of Preferred Stock are convertible into or exchangeable for other securities or rights of us or other issuers, including, without limitation, Common Stock, Debt Securities or another series of Preferred Stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the name of the issuer of such other securities or rights and the number or principal amount of the securities or rights into which the Preferred Stock is convertible or exchangeable, the conversion or exchange price or rate (or manner of calculation thereof), the conversion or exchange date(s) or period(s), provisions as to whether the conversion or exchange will be at the option of the holders of such series of Preferred Stock or at our option and the events requiring an adjustment of the conversion or exchange price or rate.

Anti-Takeover Provisions

     Our Board of Directors is divided into three classes, each of which is comprised of three directors elected for a three-year term, with one class being elected each year. Directors may be removed without cause only with the approval of 67% of the voting power of our shareholders entitled to vote in the election of directors. Any director elected to fill a vacancy, however created, serves for the remainder of the term of the director which he or she is replacing.

     Our Restated and Amended Articles of Incorporation, as amended require the affirmative vote of shareholders owning at least 67% of the outstanding shares of our Common Stock in order for us to: amend, repeal or add any provision to the Restated and Amended Articles of Incorporation, as amended; merge or consolidate with another corporation, other than a wholly-owned subsidiary; exchange shares of our Common Stock in such a manner that a corporation, person or entity acquires our issued or outstanding shares of our Common Stock pursuant to a vote of shareholders; sell, lease, convey, encumber or otherwise dispose of all or substantially all of our property or business; or liquidate or dissolve us.

     In addition, the Restated and Amended Articles of Incorporation, as amended, permit the Board of Directors to oppose a tender offer or other offer of our securities, and allow the Board to consider any pertinent issue in determining whether to oppose any such offer.

     Pursuant to our Amended and Restated By-laws, shareholder nominations for election to the Board of Directors must be made in writing and delivered or mailed to our President not less than fifty days nor more than seventy-five days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than fifty days' notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed.

     The Pennsylvania Business Corporation Law of 1988, as amended (the "1988 BCL"), includes certain shareholder protection provision, some of which apply to us and two of which, relating to "Disgorgement by Certain Controlling Shareholders" and "Control Share Acquisitions," we have specifically opted out of pursuant to an amendment to our by-laws. The following is a description of those provisions of the 1988 BCL that still apply to us and that may have an anti-takeover effect. This description of the 1988 BCL is only a summary thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the 1988 BCL.

          (i) The control transaction provisions allow holders of voting shares of a corporation to "put" their stock to an acquiror for fair value in the event of a control transaction (the acquisition of twenty percent of the voting stock of the corporation). Fair value is defined as not less than the highest price paid by the accquiror during a certain 90 day period.

          (ii) An interested shareholder (the beneficial owner of twenty percent of the voting stock either of a corporation or of an affiliate of the corporation who was at any time within the five-year period immediately prior the date in question the beneficial owner of twenty percent of the voting stock of the corporation) cannot engaged in a business combination with the corporation for a period of five years unless: (a) the board approves the business combination or the acquisition of shares in advance, or (b) if the interested shareholder owns eighty percent of such stock, the business combination is approved by a majority of the disinterested shareholders and the transaction satisfies certain "fair price" provisions. After the five-year period, the same restrictions apply, unless the transaction either is approved by a majority of the disinterested shareholders or satisfies the fair price provisions.

          (iii) Corporations may adopt shareholders' rights plans with discriminatory provisions (sometimes referred to as poison pills) whereby options to acquire shares or corporate assets are created and issued which contain terms that limit persons owning or offering to acquire a specified percentage of outstanding shares from exercising, converting, transferring or receiving options and allows the exercise of options to be limited to shareholders or triggered based upon control transactions. Such poison pills take effect only in the event of a control transaction. Pursuant to the 1988 BCL, such poison pills may be adopted by the Board without shareholder approval.

          (iv) In taking action with respect to tender offers or takeover proposals (as for any other action), directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, suppliers, customers, communities where located and all other pertinent factors.

          (v) Shareholders of a corporation no longer have a statutory right to call special meetings of shareholders or to propose amendments to the articles under the provisions of the 1988 BCL.

     The foregoing provisions may discourage certain types of transactions that involve a change of control of us and ensure a measure of continuity in the management of our business and affairs. While we do not currently have a shareholder rights plan or poison pill, the effect of the above-described provisions may be to deter hostile takeovers at a price higher than the prevailing market price for our Common Stock and to permit current management to remain in control of us. In some circumstances, certain shareholders may consider these anti-takeover provisions to have disadvantageous effects. Tender offers or other non-open market acquisitions of stock are frequently made at prices above the prevailing market price of the company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case. These anti-takeover provisions may discourage any or all of such acquisitions, particularly those of less than all of our shares, and may thereby deprive certain holders of our Common Stock of any opportunity to sell their stock at a temporarily higher market price.

     Pursuant to an amendment to our Amended and Restated By-laws adopted on July 19, 1990, we opted out of the applicability of two additional statutory anti-takeover provisions. The first, titled "Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control," would otherwise allow us to recover all profits derived by any person or group that acquired control or disclosed an intention to acquire voting power over twenty percent of our equity securities on the disposition of any of our securities acquired within two years prior or eighteen months after acquiring such control or announcing an intention to that effect. The second, titled "Control Share Acquisition," would otherwise suspend the voting rights of a shareholder when his or her ownership of our securities crossed any of three thresholds (20%, 33% or 50%). The voting rights are held in abeyance until the shareholders holding a majority of disinterested shares vote to restore them. The inapplicability of these provisions mitigates somewhat the deterrence of hostile anti-takeover attempts at prices in excess of the prevailing market prices and lessens the ability of current management to retain control of us.

     In addition to provisions of the 1988 BCL, the Pennsylvania Insurance Code provides that no person may acquire control of us unless such person has given prior written notice to us and received the prior approval of the Pennsylvania Insurance Commissioner. Any purchaser or holder of shares is presumed to have acquired such control unless the Pennsylvania Insurance Commissioner, upon receipt of an application, has determined otherwise.


                             DESCRIPTION OF WARRANTS

     We may issue  Warrants  to purchase  Debt  Securities,  Preferred  Stock or
Common Stock (collectively, the "Underlying Warrant Securities"), and such Warrants may be issued independently or together with any such Underlying Warrant Securities and may be attached to or separate from such Underlying Warrant Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between us and a warrant agent ("warrant agent"). The warrant agent will act solely as our agent in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants.

         The applicable prospectus supplement will describe the specific terms of any Warrants offered thereby, including: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the exercise price of such Warrants may be payable; (v) the designation and terms of the Underlying Warrant Securities purchasable upon exercise of such Warrants; (vi) the price at which the Underlying Warrant Securities purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Underlying Warrant Securities with which such Warrants are issued and the number of such Warrants issued with each such Underlying Warrant Security; (xi) if applicable, the date on and after which such Warrants and the related Underlying Warrant Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.


                              PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus (i) through underwriters or dealers; (ii) through agents; (iii) directly to purchasers; or
(iv) through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The prospectus supplement relating to a series of the securities being offered will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the securities being offered and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the securities offered by this prospectus may be listed.

     If underwriters are used in the sale, the securities offered by this prospectus will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities offered by this prospectus may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the securities offered by this prospectus will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Any agent involved in the offer or sale of the securities offered by this prospectus will be named, and any commissions payable by us to such agent will be set forth, in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

     If so indicated in a prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase the securities offered by this prospectus from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in a prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

     The securities offered by this prospectus may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("marketing firms"), acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and our compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of the securities offered by this prospectus.

     Underwriters, dealers, remarketing firms and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect thereof, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.


                                  LEGAL MATTERS

     Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania, has passed on the validity of the issuance of each of the securities offered by this prospectus, unless otherwise specified in a prospectus supplement.

                                     EXPERTS

     Our consolidated financial statements which are included in our most recent Annual Report on Form 10-K have been audited and reported upon by PricewaterhouseCoopers LLP, independent accountants, and are incorporated by reference in this prospectus. These financial statements are incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated amount of various expenses in connection with the sale and distribution of the securities being registered:

                  SEC registration fee                      $  19,800
                  Printing and engraving expenses              60,000
                  Legal fees and expenses                     200,000
                  Accounting fees and expenses                 30,000
                  Indenture Trustee fees                       50,000
                  Blue sky fees and expenses                   10,000
                  Rating agency fees                           25,000
                  Miscellaneous                               100,000
                                                            ---------
                  Total                                     $ 494,800
                                                            =========



Item 15.  Indemnification of Directors and Officers.

     Under the provisions of our Amended and Restated Bylaws, as amended, each person who is or was a director, officer, employee or agent of us shall be indemnified by us against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceedings by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Under Pennsylvania law, to the extent that such a person is successful on the merits or otherwise in defense of any action, suit, or proceeding brought against him or her by reason of the fact that he or she is our director, officer, employee or agent, he or she shall be indemnified against expenses, including attorneys' fees actually and reasonably incurred in connection therewith.

     In connection with the defense or settlement of a third-party civil suit, such a person shall be indemnified under such law against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interest.

     In connection with the defense or settlement of a suit brought by or in the right of us such a person shall be indemnified under such law only against expenses including attorney's fees incurred in the defense or settlement of such suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interest except that if such a person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his or her duty to us, he or she cannot be indemnified unless the Court of Common Pleas of the county in which our registered office is located or any other court in which such action or suit was brought determines that he or she is fairly and reasonably entitled to indemnity for such expenses.

     Our Amended and Restated Bylaws, as amended, provide that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

     Under provisions of our Amended and Restated Bylaws, as amended, our directors shall have no personal liability to us or our shareholders for monetary damages for breach of their duty of good faith or duty of loyalty or failure to perform the duties of their offices and/or the breach or failure to perform constitutes self-dealing willful misconduct or recklessness to the full extent permitted by the Pennsylvania General Business Law, as it may be amended from time to time.

     We maintain director and officer insurance with respect to those claims described above in customary amounts.

     The foregoing summaries are necessarily subject to the complete text of the relevant statute or document.

     Any underwriters, dealers or agents who execute any of the Agreements referred to in Exhibit 1 to this Registration Statement will agree to indemnify our directors and our officers who signed the Registration Statement against certain liabilities which might arise under the Securities Act of 1933, as amended, (the "Securities Act"), from information furnished to us by or on behalf of such indemnifying party.

Item 16.  Exhibits

     A complete listing of exhibits required is given in the Exhibit Index which precedes the exhibits filed with this Registration Statement.

Item 17.   Undertakings

          The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement.

                    (i) to include any prospectus  required by Section 10(a) (3)
               of the Securities Act.

                    (ii) to  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

               (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, trustees and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, trustee or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on November 15, 2000.

                                     PENN TREATY AMERICAN CORPORATION


                                     By:    /s/ Irving Levit
                                        ----------------------------------------
                                                Irving Levit
                                                Chairman of the Board, President
                                                and Chief Executive Officer


     We, the undersigned officers and directors of Penn Treaty American Corporation, hereby severally constitute Irving Levit and A.J. Carden, and either of them individually, our true and lawful attorneys with full power to them and each of them individually, to sign for us and in our names in the capacities indicated below, this Registration Statement on Form S-3 filed herewith and any and all amendments, including post-effective amendments, to said Registration Statement and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Penn Treaty American Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statements and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Capacity                       Date
---------                       -------                        ----

/s/ Irving Levit                Chairman of the Board,         November 15, 2000
--------------------------      President and Chief
Irving Levit                    Executive Officer
                                (Principal Executive Officer)



/s/ Cameron Waite               Chief Financial Officer        November 15, 2000
--------------------------      (Principal Financial Officer)
Cameron Waite


/s/ Michael F. Grill            Treasurer, Controller          November 15, 2000
--------------------------      and Director
Michael F. Grill                (Principal Accounting Officer)


/s/ A.J. Carden                 Executive Vice President       November 15, 2000
--------------------------      and Director
A.J. Carden

Signature                       Capacity                       Date
---------                       --------                       ----


/s/ Dominic P. Stangherlin      Director                       November 15, 2000
--------------------------
Dominic P. Stangherlin


/s/ Jack D. Baum               Vice President, Agency          November 15, 2000
--------------------------      Management
Jack D. Baum


/s/ Alexander M. Clark         Director                        November 15, 2000
--------------------------
Alexander M. Clark


/s/ Francis R. Grebe           Director                        November 15, 2000
--------------------------
Francis R. Grebe


/s/ David B. Trindle           Director                        November 15, 2000
--------------------------
David B. Trindle

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                    EXHIBITS

                                       TO

                                    FORM S-3



                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933





                        PENN TREATY AMERICAN CORPORATION

                                  EXHIBIT INDEX


Exhibit
Number                                      Description
-------                                     -----------

1.1*            Form   of  Underwriting    Agreement  (Senior  Debt  Securities,
                Subordinated Debt Securities, Preferred Stock, Common Stock and
                Warrants)
3.1             Restated  and Amended  Articles of  Incorporation of Penn Treaty
                American Corporation (incorporated  by reference  to Exhibit 3.1 to Registration Statement on Form S-1, Reg. No. 33-92690)
3.1a            Amendment to Restated and  Amended Articles  of Incorporation of
                Penn Treaty  (incorporated  by  reference  to  Exhibit 3.1(b) to
                Registration Statement on Form S-3, No. 333-22125)
3.2             Amended  and  Restated  By-laws,  as  amended  (incorporated  by reference to Exhibit 3.2 to Registration  Statement on Form S-3,
                No. 333-22125)
4.1*            Form of Senior Debt Indenture.
4.2*            Form of Subordinated Debt Indenture
4.3*            Form of Senior Debt Security
4.4*            Form of Subordinated Debt Security
4.5             Form of Penn Treaty  Common Stock  Certificate (Incorporated  by
                reference  to  Registration  Statement  on  Form  S-1, Reg.  No.
                033-14214)
4.6*            Form of Penn Treaty Preferred Stock Certificate
4.7*            Form of Warrant Agreement
5.1*            Opinion of Ballard Spahr Andrews & Ingersoll, LLP  regarding the legality of the securities being registered by the Company
12.1*           Statement re Computation of ratio of earnings to fixed charges
23.1*           Consent of PricewaterhouseCoopers, LLP
23.2*           Consent of  Ballard Spahr Andrews & Ingersoll, LLP  (included in
                Exhibit 5.1)
24.1            Powers of Attorney (included on signature page)
25.1*           Statement of eligibility of Trustee


--------------------

* To be filed by amendment.
**       Filed herewith.